UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Inari Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2022, Inari Medical, Inc., a Delaware corporation (the “Company”), Inari Medical International, Inc., a Delaware corporation and wholly owned subsidiary of the Company and Inari Medical Latin America, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Inari Medical Latin America”), entered into an amendment (the “Amendment”) to the Loan, Guaranty and Security Agreement, dated as of September 4, 2020 (the “Credit Agreement” and together with the Amendment and as otherwise amended, restated or otherwise modified prior to the date hereof, the “Amended Credit Agreement”) by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as agent for such lenders.

The Amendment, among other things, (i) increases the amount available under the revolving credit facility from (A) the lesser of $30.0 million and the amount of the borrowing base to (B) the lesser of $40.0 million and the amount of the borrowing base, (ii) increases the optional accordion from $20.0 million to $120.0 million, (iii) joined Inari Medical Latin America as a guarantor of the obligations under the credit facility, (iv) modifies the borrowing base to include eligible inventory, (v) removes the negative pledge on intellectual property, (vi) removes and replaces the LIBOR benchmark provisions with BSBY benchmark provisions and (vii) provides that advances under the Credit Agreement will bear interest at rate per annum equal to the BSBY Rate (as defined in the Amended Credit Agreement) or Base Rate (as defined in the Amended Credit Agreement), at the option of the Borrowers, plus a margin that ranges from 0.50% to 1.00% in the case of Base Rate loans and 1.50% and 2.00% in the case of BSBY Rate loans depending on average daily availability, in each case with a floor of 0%. As a condition to entering into the Amendment, the Borrowers were obligated to pay a nonrefundable fee of $10.0 thousand.

The foregoing summary of the Amendment is qualified in its entirety by reference to the actual text of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Fourth Amendment and Joinder to the Loan, Guaranty and Security Agreement, dated as of December 16, 2022, by and among Inari Medical, Inc., Inari Medical International, Inc., Inari Medical Latin America, Inc., each of the lenders party thereto, and Bank of America, N.A., as agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INARI MEDICAL, INC.

Date:	December 19, 2022	By:	/s/ William Hoffman
William Hoffman President and Chief Executive Officer